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Exhibit No. 10(C)
                             REIMBURSEMENT AGREEMENT

      THIS REIMBURSEMENT AGREEMENT (the "Agreement") made and entered into as of the 23rd day of December, 2002 (the "Effective Date"), by and between Village Transport Corporation, a Delaware corporation having an office at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143 ("Village"), and ACME Operating Corporation, an Ohio corporation having an office at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143 ("ACME").

                                   WITNESSETH:

      WHEREAS, Village employs Kimberly Sabo ("Sabo"), who acts as an executive assistant for Peter B. Lewis; and

      WHEREAS, ACME is owned in its entirety, directly or indirectly, by Mr. Lewis; and

      WHEREAS, on and after the Effective Date, ACME will be responsible on behalf of Mr. Lewis for, and will reimburse Village for, all salary and related costs incurred in respect of Sabo, by Village, Progressive Casualty Insurance Company and/or its affiliates (collectively, "Progressive").

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the parties hereto hereby agree as follows:

      1. The parties agree that from and after the Effective Date, Village will continue to employ Sabo until such time as either ACME or Mr. Lewis informs Village in writing that such employment should be terminated. ACME shall at all times on and after the Effective Date have the right to set Sabo's salary, bonus (if any), and other terms and conditions of her employment, subject to Village's prior approval, which shall not be unreasonably withheld. ACME agrees to provide Village with all information which Village may need to discharge its obligations under this Agreement. At such time as either ACME or Mr. Lewis requests in writing that Village terminate Sabo's employment, Village shall be authorized to terminate such employment without further inquiry, and ACME shall thereafter indemnify, defend and hold Village and Progressive harmless from and against any and all damages, claims, causes of action, liabilities, costs or expenses, including without limitation reasonable attorneys fees, incurred by either Village or Progressive as a result of, in connection with, or arising out of such termination.

      2. Village agrees, subject in each case to ACME's reimbursement obligation set forth herein, to pay to Sabo the salary and bonus (if any) as directed by ACME from time to time in writing, perform and pay tax withholding obligations incurred as a result thereof, make available to Sabo employee benefits on terms and conditions substantially similar to those generally provided to Progressive's employees, provide (or cause Progressive to provide) Sabo with necessary or appropriate training, office space as reasonably requested by ACME, computer hardware and software costs, office supplies and equipment, telephone lines and services, postage, overnight and local courier services and other typical office services made available for Progressive's employees, as may be reasonably requested by ACME from time to time.
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      3.   ACME shall cause Sabo to accurately keep track of the office supplies and equipment, postage, overnight and local courier services and other office services using Progressive's internal cost allocation procedures and the cost center code provided by Progressive. Progressive shall at all times have the right to audit such tracking by Sabo.

      4. ACME agrees to reimburse Village for all costs incurred by Village and/or Progressive in connection with Sabo's salary, bonus (if any) or employee benefits, or in connection with Sabo's use of training services, office space (including, without limitation, allocated rent and utility charges), computer hardware or software, or office equipment or other supplies, telephone charges, postage, overnight and local courier and other office services provide by Village or Progressive hereunder (the "Reimbursement Obligation"). The parties agree that for the period commencing on the Effective Date and ending on December 31, 2003, the Reimbursement Obligation is estimated to be $68,800, which ACME shall pay to Village in twelve (12) equal monthly installments of $5,150, commencing in January, 2003 (the "Monthly Reimbursement Payment"). The Monthly Reimbursement Payment (as adjusted, if applicable, as hereinafter provided) shall be made by ACME on the first day of each calendar month during the term of this Agreement. Village shall have the right, but not the obligation, to adjust the Monthly Reimbursement Payment from time to time as may be reasonably necessary to cause the total of the Monthly Reimbursement Payments for any calendar year to approximate or exceed the expected aggregate Reimbursement Obligation the for such calendar year, as reasonably estimated by Village.

      5. On or before April 30, 2004 and each year thereafter, Village shall provide a statement to ACME setting forth ACME's actual Reimbursement Obligation for the immediately preceding calendar year in reasonable detail. In the event that the aggregate Monthly Reimbursement Payments made by ACME during such preceding calendar year exceed ACME's actual Reimbursement Obligation as shown on such statement, Village will provide ACME with a credit for such excess or pay to ACME an amount equal to such excess, in Village's discretion. In the event that the aggregate Monthly Reimbursement Payments made by ACME during such preceding calendar year are less than ACME's actual Reimbursement Obligation as shown on such statement, ACME will pay such difference to Village within 30 days after receiving such statement. ACME shall have the right, upon reasonable prior notice to Village, to review Village's and Progressive's books and records supporting the actual Reimbursement Obligation as shown on such statement during Village's and Progressive's normal working hours, upon reasonable prior notice. The provisions of this paragraph shall survive the expiration or termination of this Agreement.

      6. ACME acknowledges that Village is agreeing to continue to employ Sabo and perform the services required by this Agreement as an accommodation to ACME and Mr. Lewis, and that neither Village nor Progressive are intended to incur any liability to ACME, Sabo or any other party beyond the performance of the obligations expressly required hereby. Accordingly, ACME agrees to indemnify, defend and hold Village and Progressive harmless from and against any damages, liabilities, claims, costs and expenses, including, without limitation, reasonable attorneys fees, incurred by Village and/or Progressive as a result of, in connection with, or arising out of, the performance of the obligations of Village under this Agreement.
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      7.   Upon the occurrence of an Event of Default (as hereinafter defined)
under this Agreement, Village will have the right (i) to cease all activities hereunder; (ii) to bring an action or claim against ACME for all sums which may be due and owing hereunder and to pursue all other remedies available to it at law or in equity; and (iii) to terminate the employment of Sabo, and such employment shall be deemed to be a termination at the written request of ACME as provided in Section 1 hereof for all purposes hereunder. Such remedies shall be cumulative and Village's decision to pursue one such remedy shall not prohibit it from pursuing one or more other available remedies at the same time or thereafter. For purposes hereof, the term "Event of Default" shall mean the occurrence and continuation of any of the following events of default hereunder:

            (a) The failure of ACME to pay when due the any amounts due and owing hereunder, including, without limitation, any Monthly Reimbursement Payment or any payment required by Section 5 hereof, or any portion thereof, with a ten (10) day period of grace after written notice of nonpayment;

            (b) The material breach by ACME of any other provision of this Agreement, which material breach shall continue for thirty (30) days after written notice to ACME;

            (c)   If ACME shall:

                  (1) admit in writing its inability to pay, or fail to pay, its debts generally as they become due;

                  (2) file a petition in bankruptcy or a petition to take advantage of any insolvency act or file an answer admitting or failing to deny the material allegations of such petition:

                  (3)   make an assignment for the benefit of its creditors;

                  (4) consent to the appointment of, or possession by, a custodian for itself or for the whole or substantially all of its property; or

                  (5) file a petition or answer seeking reorganization or arrangement or other aid or relief under any bankruptcy or insolvency laws or any other law for the relief of debtors or file an answer admitting, or fail to deny, the material allegations of a petition filed against it for any such relief.

            (d) If a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of ACME, a custodian for ACME or the whole or substantially all of its property, or approving a petition filed against it seeking liquidation, reorganization or arrangement of ACME under any bankruptcy or insolvency laws or any other law for the relief of debtors, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof; or,
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            (e)   If, under the provision of any law for the relief of debtors, any court of competent jurisdiction or custodian shall assume custody or control of ACME or of the whole or any substantial part of its property without the consent of ACME, and such custody or control shall not be terminated or stayed within sixty (60) days from the date of assumption of such custody or control.

      8. This Agreement shall commence on the date of execution hereof and shall terminate on the earlier of (i) thirty (30) days after the date Village elects to terminate this Agreement as a result of ACME's default, or (ii) thirty
(30) days after either party elects, by written notice to the other party, to terminate this Agreement, whether or not a default or Event of Default then exists.

      9. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their representatives, successors and permitted assigns. This Agreement shall not be assignable by either party except upon the express written consent of the other party.

     10. This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof, and any changes or modifications hereto must be in writing and signed by authorized representatives of both parties. The parties hereto further agree that the courts of the United States and State of Ohio shall have jurisdiction over the parties with regard to any disputes arising under this Agreement and that this Agreement shall be interpreted and governed by the laws of the State of Ohio.

     11. Any notice, request or other communication to either party by the other hereunder shall be made in writing and shall be deemed given on the earlier of the date (i) personally delivered with receipt acknowledged, or (ii) telecopied at time of transmission or (iii) three (3) days after mailed by certified mail, return receipt requested, postage prepaid and addressed to the party at the address set forth in the first paragraph of this Agreement. The address of a party to which notices or copies of notices are to be given may be changed from time to time by such party by written notice to the other party.

     12. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, all of which together shall constitute one and the same agreement.

     13. In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

                REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.
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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written. The persons signing below warrant their signatures.

ACME Operating Corporation

By:      /s/ Peter B. Lewis
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Its:     President
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Village Transport Corp.

By:      /s/ Dane A. Shrallow
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Its:     Vice President and Secretary
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